EXHIBIT 99.1

Essex Announces Fourth Quarter 2012 Earnings Results
and 2013 Guidance
Core Funds from Operations per Diluted Share for the Fourth Quarter Increased 20.0%

Palo Alto, California—January 31, 2013—Essex Property Trust, Inc. (NYSE:ESS) announced today its fourth quarter and 2012 annual earnings results, related business activities, and 2013 guidance.

Funds from Operations (“FFO”) and net income for the quarter and year ended December 31, 2012 are detailed below. Core FFO excludes non-recurring items.

	Quarter Ended			Year Ended
	December 31,		%	December 31,		%
Earnings(in millions)	2012	2011	change	2012	2011	change
Total FFO	$65.5	$55.5	18.0%	$250.9	$200.2	25.3%
Core FFO	$69.1	$54.0	28.0%	$255.0	$196.8	29.6%
Net Income	$43.8	$13.9	214.2%	$119.8	$40.4	196.8%
Per Diluted Share
Total FFO	$1.72	$1.55	10.7%	$6.71	$5.74	16.9%
Core FFO	$1.81	$1.51	20.0%	$6.82	$5.64	20.9%
Earnings per Share	$1.22	$0.42	189.7%	$3.41	$1.24	175.0%

Fourth Quarter and Full Year Highlights:

•	Core FFO per diluted share grew 20.0% and 20.9% for the fourth quarter and year ended December 31, 2012, respectively.
•	Same-property gross revenues grew 6.2% compared to Q4 2011 and 6.7% for the full year, leading to 9.2% NOI growth for 2012.
•	Achieved a 1.7% sequential increase in quarterly gross revenues and 3.7% sequential increase in net operating income for the same-property portfolio.
•
Acquired six communities in the fourth quarter for an aggregate investment of $450 million, comprised of 1,519 units.  For 2012, the Company acquired 15 properties, for a total investment of $802 million, containing 3,016 units including the purchase of our co-investment partners’ interest in Essex Skyline at MacArthur Place.

•	Received a credit rating upgrade from Fitch to BBB+ which resulted in a reduction in the pricing on our Line of Credit and Term Loan.

Michael J. Schall, President and Chief Executive Officer of the Company, commented, “2012 was an exceptional year for Essex.  We achieved the highest level of same-property NOI growth and FFO per diluted share growth in over a decade.  While we expect same-property NOI growth to moderate in 2013, we believe operating fundamentals will remain favorable in the West Coast apartment markets.  Strong internal growth along with the $802 million in accretive acquisitions made last year support our expectation for another outstanding year for the Company in 2013.”

925 East Meadow Drive Palo Alto California 94303 telephone 650 494 3700 facsimile 650 494 8743
www.essexpropertytrust.com

Same-Property Operations

Same-property operating results exclude properties that are not comparable for the periods presented.  The table below illustrates the percentage change in same-property gross revenues, operating expenses, and NOI for the quarter and year ended December 31, 2012 compared to the quarter and year ended December 31, 2011:

	Q4 2012 compared to Q4 2011			YTD 2012 compared to YTD 2011
	Gross Revenues	Operating Expenses	NOI	Gross Revenues	Operating Expenses	NOI
Southern California	4.0%	5.4%	3.3%	4.2%	1.4%	5.6%
Northern California	8.7%	3.3%	11.2%	9.6%	2.5%	13.2%
Seattle Metro	7.6%	5.3%	8.8%	8.4%	2.7%	11.6%
Same-property portfolio	6.2%	4.7%	6.9%	6.7%	2.0%	9.2%

The table below illustrates the sequential percentage change in same-property gross revenues, operating expenses, and NOI for the quarter ended December 31, 2012 versus the quarter ended September 30, 2012:

	Q4 2012 compared to Q3 2012
	Gross Revenues	Operating Expenses	NOI
Southern California	1.2%	-1.5%	2.6%
Northern California	2.3%	-4.6%	5.5%
Seattle Metro	2.0%	0.7%	2.8%
Same-property portfolio	1.7%	-2.1%	3.7%

Same-property financial occupancies for the quarters ended are as follows:

	12/31/2012	9/30/2012	12/31/2011
Southern California	95.9%	95.9%	96.4%
Northern California	96.4%	96.5%	96.8%
Seattle Metro	96.0%	95.6%	96.3%
Same-property portfolio	96.1%	96.1%	96.6%

Investment Activity

During the fourth quarter the Company purchased six communities comprised of 1,519 units for a total investment of $450 million.  Properties acquired subsequent to the Company’s third quarter 2012 earnings release are detailed below.

In November, the Company acquired Madrid, a 230 unit community located in Mission Viejo, California for an undisclosed price (per an agreement with the seller).  The property was placed in the Wesco I, LLC (“Wesco I”) joint venture of which Essex has a 50% interest.  The property was built in 2000 and contains a mix of one, two and three bedroom floor plans.

In November, the Company acquired Haver Hill located in Fullerton, California for $45.6 million.  Built in 1973, the property has 264 units.  The property was placed into a new joint venture, Wesco III, LLC (“Wesco III”), of which Essex has a 50% interest.  The Wesco III joint venture has a total investment capacity of $240 million.

Bennett Lofts (formerly Q Lofts), a 147 unit apartment community comprised of five buildings located in San Francisco, California, was acquired in two phases for $96.0 million.  Approximately 75% of the property was acquired in December and the remainder was purchased in January 2013.  The property was built in 2004 and has large open live/work condos that average 1,257 square feet per unit.  The property is located within walking distance to numerous high tech jobs in the South of Market district as well as many retail and restaurant venues.

In December, the Company acquired Pacific Electric Lofts for an undisclosed amount (per an agreement with the seller) in the Wesco I joint venture.  The property contains 314 units along with 22,100 square feet of retail.  Built in 1905, the property was converted from office to multifamily use in 2006.  As part of the conversion, all of the electrical systems, plumbing and HVAC equipment were replaced.  The majority of the units are open loft-style floor plans with 10+ foot ceilings, granite countertops, and stainless steel appliances.  The community is located in downtown Los Angeles, within close proximity to the central business district and multiple entertainment and retail venues.

In January 2013, the Company acquired Annaliese, a 56 unit community located in Seattle, Washington for $19.0 million.  The property was built in 2009 and located in the South Lake Union submarket.  The community features high quality finishes with floor to ceiling windows allowing for spectacular views of the city.

For additional details regarding the properties acquired during the fourth quarter 2012 and first quarter 2013 please see S-15 of the supplemental.

Dispositions

The Company closed on the sale of seven communities owned by Essex Apartment Value Fund II, L.P. (“Fund II”) during the fourth quarter for gross proceeds of $413 million.  The Company has a 28.2% ownership stake in Fund II.  In conjunction with the sale of the assets, the Company incurred a prepayment penalty on debt obligations of $2.3 million during the fourth quarter for its pro-rata share of Fund II’s debt.  The total GAAP gain on the transaction was $106 million, of which the Company’s pro rata share was $29.1 million.  The gain has been excluded from the calculation of FFO.

In January 2013, the Company sold the land parcel held for future development located in Palo Alto, California for $9.1 million, resulting in a gain of $1.5 million.  The gain will be reported in FFO and excluded from Core FFO in the first quarter 2013.

Development Activity

The Company opened the second phase of Expo in Seattle, Washington in early December.  Currently, 175 of the 275 units are leased, representing 64% of the total units.  The Company expects the property to stabilize during the second quarter of 2013.  The estimated final cost of construction of Expo is $70 million, reflecting a $9.1 million reduction or 11.5% from the project’s original total cost estimate.

Other Investments

In the fourth quarter, a note receivable secured by the Emeryville Marketplace at a rate of LIBOR + 8.0% matured and the principal was repaid totaling $6.3 million.

In January 2013, the Company made an $8.6 million preferred equity investment in a development project located in Redwood City, California.  The investment has a preferred return of 9.5% and matures in January 2016.

Liquidity and Balance Sheet

Common Stock

During the fourth quarter, the Company sold 629,107 shares of common stock for $88.9 million, net of commissions, at an average per share price of $142.61.  For 2012, the Company sold 2,394,855 shares of common stock for $356.3 million, net of commissions, at an average price of $150.26.  In January, the Company sold 488,716 shares of common stock for $73.3 million, net of commissions, at an average price of $151.49.

Marketable Securities

During the fourth quarter, the Company sold $54.1 million of a common stock investment for a gain of $0.3 million.  In January 2013, the Company sold $20.3 million of a common stock investment for a gain of $1.8 million.  The gain is excluded from Core FFO.

Balance Sheet Update

In November, Fitch upgraded the Company’s credit rating to BBB+ with a stable outlook from BBB with a positive outlook.  As a result, the pricing on the Company’s Line of Credit and Term Loan was reduced to 107.5 basis points over Libor and 120 basis points over Libor, respectively.

In January 2013, the Company expanded the capacity of its unsecured line of credit facility from $500 million to $600 million.

2013 Guidance Assumptions

Per Diluted Share	Range
Total FFO	$7.50 - $7.90
Core FFO	$7.40 - $7.70
Earnings per Share (“EPS”)	$2.70 - $3.10

U.S. Economic Assumptions
GDP Growth	2.3%
Job Growth	1.6%

Essex Markets Economic Assumptions
Job Growth	2.0%
Market Rent Growth	6.1%

Estimated Same-Property Growth
Gross Revenues
Southern California	3.8% to 5.3%
Northern California	6.5% to 8.0%
Seattle Metro	6.0% to 7.5%
Same-property portfolio	5.0% to 6.5%

Operating Expense growth	3.0% to 4.0%
Net Operating Income (NOI) growth	6.0% to 8.0%

Investment Activity Assumptions
•
Acquisitions of $400 million to be financed with proceeds from dispositions, joint venture capital, as well as a combination of debt and equity capital.  Net acquisitions are expected to generate net accretion of $0.5 million over the cost of capital.

•	Total development spend of $350 million for properties currently under construction, and the Company’s pro rata share of the development spend is $200 million.
•	Approximately $45 million will be invested in the redevelopment of certain properties.
•
Dispose of the remaining properties in the Fund II portfolio by the end of the third quarter, and promote income earned from the sale of the Fund II portfolio is expected to range from $3.0 million to $6.0 million.  In 2013, we expect $2.1 million lower cash flow and management fee income from the sale of the Fund II portfolio.

•	The development pipeline will have significantly more lease-up activity. Our share of dilution from development joint ventures is expected to be $1.8 million for 2013.
•	For the forecast of 2013 EPS, no amount has been forecasted related to the Company’s pro-rata gain from the sales of Fund II properties.

For additional details regarding our 2013 assumptions, please see page S-14 of the Supplemental Financial Information.  For the first quarter of 2013, the Company has established a range for total FFO per diluted share of $1.85 to $1.95 and Core FFO per diluted share of $1.77 to $1.87.

Conference Call with Management

The Company will host an earnings conference call with management to discuss its quarterly results on Friday, February 1, 2013 at 10 a.m. PST (1 p.m. EST), which will be broadcast live via the Internet at www.essexpropertytrust.com, and accessible via phone by dialing (877) 407-0784, no passcode is necessary.

A rebroadcast of the live call will be available online for 90 days and digitally for 7 days. To access the replay online, go to www.essexpropertytrust.com and select the fourth quarter earnings link.  To access the replay digitally, dial (877) 870-5176 using the replay pin number 406016. If you are unable to access the information via the Company’s website, please contact the Investor Relations department at investors@essexpropertytrust.com or by calling (650) 494-3700.

Corporate Profile

Essex Property Trust, Inc., an S&P 400 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 164 apartment communities with an additional 9 properties in various stages of active development. Additional information about Essex can be found on the Company’s web site at www.essexpropertytrust.com.

This press release and accompanying supplemental financial information will be filed electronically on Form 8-K with the Securities and Exchange Commission and can be accessed from the Company’s Web site at www.essexpropertytrust.com. If you are unable to obtain the information via the Web, please contact the Investor Relations Department at (650) 494-3700.

Funds from Operations (“FFO”) Reconciliation

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains/losses on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes items not related to the Company’s core business activities referred to as Core FFO to be useful financial performance measurements of an equity REIT because, together with net income and cash flows, FFO and Core FFO provides investors with an additional basis to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and ability to pay dividends.

FFO does not represent net income or cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and is not intended to indicate whether cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO does not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to shareholders. FFO also does not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The following table sets forth the Company’s calculation of diluted FFO and Core FFO for the three and twelve months ended December 31, 2012 and 2011:

	Three Months Ended December 31,		Year Ended December 31,
Funds from Operations (In thousands)	2012	2011	2012	2011
Net income available to common stockholders	$43,793	$13,937	$119,812	$40,368
Adjustments:
Depreciation	45,017	39,863	170,686	152,544
Gains not included in FFO, net of disposition costs	(29,112)	(3,159)	(60,842)	(7,543)
Depreciation add back from unconsolidated co-investments, and add back convertible preferred dividend – Series G	3,365	4,145	14,467	12,642
Noncontrolling interest related to Operating Partnership units	2,781	1,027	7,950	3,228
Depreciation attributable to noncontrolling interests	(319)	(277)	(1,223)	(1,066)
Funds from Operations	$65,525	$55,536	$250,850	$200,173
Loss on early retirement of debt	2,348	343	5,009	1,163
Acquisition costs	1,480	181	2,255	1,231
Gain on sales of marketable securities	(298)	(414)	(819)	(4,956)
Co-investment promote income	-	-	(2,299)	-
Tax benefit – TRS activity	-	(1,682)	-	(1,682)
Gain on sale of co-investment	-	-	-	(919)
Gain on sale of land	-	-	-	(180)
Excess of cash paid to redeem preferred stock and units over the carrying value	-	-	-	1,949
Core Funds from Operations	$69,055	$53,964	$254,996	$196,799

SAFE HARBOR STATEMENT UNDER THE PRIVATE LITIGATION REFORM ACT OF 1995:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include statements and estimates under the caption “2013 Guidance Assumptions” on page 5 with respect to 2013 GAAP Earnings per share, 2013 Total FFO per diluted share, 2013 Core FFO per diluted share, and 2013 same-property growth with respect to revenues, expenses, and NOI and statements under the caption “Investment Activity Assumptions” on page 5, statements and estimates elsewhere in this release with respect to construction costs and start dates and occupancy dates, statements on page 1 regarding same-property NOI growth and 2013 being a year of outperformance, and statements and estimates set forth under the captions “Development Pipeline” and “Redevelopment Pipeline and Capital Expenditures” on pages S-9 and S-10 of the Company’s Supplemental Financial Information Package, which accompanies this press release, regarding estimated costs of property development and redevelopment and regarding the anticipated timing of redevelopments and of the construction start, initial occupancy and stabilization of property development and the various financial estimates and assumptions set forth in the columns “Low-end of Guidance range 2013” and “High-end of guidance range 2013” on S-14 of the Company’s Supplemental Financial Information Package.  The Company's actual results may differ materially from those projected in such forward-looking statements.  Factors that might cause such a difference include, but are not limited to, changes in market demand for rental units and the impact of competition and competitive pricing, changes in economic conditions, unexpected delays in the development and stabilization of development projects, unexpected difficulties in leasing of development projects, total costs of development investments exceeding the Company’s projections and other risks detailed in the Company's filings with the Securities and Exchange Commission (SEC).  All forward-looking statements are made as of today, and the Company assumes no obligation to update this information.  For more details relating to risk and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including the Company’s most recent Report on Form 10-K for the year ended December 31, 2011.

Contact Information
Barb Pak
Director of Investor Relations
(650) 849-1667
bpak@essexpropertytrust.com